UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2019

VALERO ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 10, 2019, pursuant to that certain Agreement and Plan of Merger, dated as of October 18, 2018 (the “Merger Agreement”), by and among Valero Energy Corporation (“VLO”), Forest Merger Sub, LLC, an indirect wholly owned subsidiary of VLO (“Merger Sub”), Valero Energy Partners LP (the “Partnership”) and Valero Energy Partners GP LLC, the general partner of the Partnership (the “General Partner”), Merger Sub merged with and into the Partnership (the “Merger”), with the Partnership surviving and continuing to exist as a Delaware limited partnership.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), subject to the terms and conditions set forth in the Merger Agreement, each of the common units representing limited partner interests in the Partnership (the “Common Units”), other than Common Units owned by VLO and its subsidiaries, was converted into the right to receive $42.25 per Common Unit in cash without any interest thereon (the “Merger Consideration”) and all such Common Units were automatically cancelled and ceased to exist. The Partnership’s incentive distribution rights and general partner interest, and the Common Units owned by VLO and its subsidiaries, were unaffected by the Merger and will remain issued and outstanding in the Partnership, and no consideration was delivered in respect thereof.

Item 1.01.          Entry into a Material Definitive Agreement.

In connection with the completion of the Merger, the Partnership, as issuer, VLO, as parent guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), entered into that certain First Supplemental Indenture, dated as of January 10, 2019 (the “First Supplemental Indenture”), to that certain Indenture, dated as of November 30, 2016 (the “Base Indenture”), between the Partnership, as issuer, and the Trustee, as trustee. The Base Indenture, as supplemented by (i) the Officers’ Certificate, dated as of December 9, 2016, establishing the terms of $500,000,000 aggregate principal amount of the Partnership’s 4.375% Senior Notes due 2026 (the “2026 Notes”), (ii) the Officers’ Certificate, dated as of March 29, 2018, establishing the terms of $500,000,000 aggregate principal amount of the Partnership’s 4.500% Senior Notes due 2028 (together with the 2026 Notes, the “Senior Notes”) and (iii) the First Supplemental Indenture, is referred to herein as the “Indenture.”

The First Supplemental Indenture establishes VLO’s unconditional and irrevocable guarantee of the prompt payment, when due, of any amount owed to the holders of the Senior Notes under the terms of the Senior Notes and the Indenture and any other amounts due pursuant to the Indenture. The foregoing description of the Base Indenture and the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference into this Item 1.01, and the First Supplemental Indenture, which is attached hereto as Exhibit 4.2 and is incorporated by reference into this Item 1.01.

Item 1.02.          Termination of a Material Definitive Agreement.

Equity Distribution Agreement

On January 10, 2019, in connection with the completion of the Merger, the Partnership terminated the Equity Distribution Agreement, dated as of September 16, 2016 (the “Equity Distribution Agreement”), by and among the Partnership and the General Partner, on the one hand, and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”), on the other hand. The Equity Distribution Agreement was terminable at will upon written notification by the Partnership with no penalty. Pursuant to the terms of the Equity Distribution Agreement, the Partnership was entitled to sell from time to time through the Managers, as the Partnership’s sales agents, Common Units having an aggregate offering price of up to $350,000,000. As a result of the termination of the Equity Distribution Agreement, from and after the Effective Time, there will be no further sales of Common Units thereunder.

Valero Energy Partners LP 2013 Incentive Compensation Plan

On January 10, 2019, in connection with the completion of the Merger, the Partnership terminated the Valero Energy Partners LP 2013 Incentive Compensation Plan (the “Partnership Incentive Compensation Plan”). Under the terms of the Merger Agreement, immediately prior to the Effective Time, the restricted units (“Restricted Units”) granted under the Partnership Incentive Compensation Plan that were outstanding immediately prior to the Effective Time received immediate and full acceleration of vesting and the distribution equivalent rights (“DERs”) associated with such Restricted Units were cancelled and ceased to exist. At the Effective Time, each vested Restricted Unit became entitled to receive the Merger Consideration. As a result of the termination of the Partnership Incentive Compensation Plan, from and after the Effective Time, no equity awards or other rights with respect to the Common Units will be granted or be outstanding under the Partnership Incentive Compensation Plan.

Amended and Restated Credit Agreement

On January 10, 2019, the Partnership terminated the Amended and Restated Credit Agreement, dated as of November 12, 2015, among the Partnership, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein, subject to survival of any provisions which by their terms survive the termination.

Item 2.01.          Completion of Acquisition or Disposition of Assets.

The description of the Merger Agreement and the Merger in the Introductory Note and the information included in Item 1.02 under the heading “Valero Energy Partners LP 2013 Incentive Compensation Plan” are incorporated by reference into this Item 2.01.

Such description and information do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference into this Item 2.01.

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 10, 2019, in connection with the completion of the Merger, the Partnership notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger, and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to delist and deregister the Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend trading of the Common Units on the NYSE prior to the opening of trading on January 10, 2019. The Partnership also intends to file with the SEC a Form 15 suspending the Partnership’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

The information included in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.          Material Modification to Rights of Security Holders.

At the Effective Time, holders of the Common Units (excluding VLO and its subsidiaries) and Restricted Units that vested in accordance with the terms of the Merger Agreement, ceased to have any rights as unitholders of the Partnership, other than the right to receive the Merger Consideration, along with any accrued but unpaid distributions with respect to the DERs related to any Restricted Units, in accordance with the Merger Agreement.

The information included in Item 2.01 and Item 3.01 is incorporated by reference into this Item 3.03.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Partnership’s Current Report on Form 8-K filed on December 14, 2018, effective upon the closing of the Merger, each of Timothy J. Fretthold, Robert S. Beadle and Randall J. Larson, the independent members of the board of directors (the “VLP GP Board”) of the General Partner, resigned from the VLP GP Board and ceased to be a director of the General Partner. There were no disagreements between any such director and the General Partner or the Partnership on any matter relating to the operations, policies or practices of the General Partner or the Partnership.

The information included in Item 1.02 under the heading “Valero Energy Partners LP 2013 Incentive Compensation Plan” is incorporated by reference into this Item 5.02.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On January 10, 2019, prior to the Effective Time, Valero Terminaling and Distribution Company (“VTDC”), an indirect wholly owned subsidiary of VLO and a record holder of approximately 65.5% of the outstanding Common Units, and Valero Forest Contribution LLC (“Contribution Sub”), a wholly owned subsidiary of VTDC and a record holder of approximately 2.0% of the outstanding Common Units, each executed and delivered to the Partnership a written consent covering the Common Units owned of record by such entity that approved the Merger Agreement and the transactions contemplated thereby. No further approval of the limited partners of the Partnership was required to approve the Merger Agreement or the transactions contemplated thereby, and the Merger became effective at the Effective Time, as described in Item 2.01 above. No further approval of limited partners of the Partnership was required to approve the Merger Agreement or the transactions contemplated thereby, and the Merger became effective at the Effective Time, as described in Item 2.01 above.

Item 7.01.          Regulation FD Disclosure.

On January 10, 2019, the Partnership and VLO issued a joint press release announcing the completion of the Merger. The press release is furnished as Exhibit 99.1.

This information is being furnished, not filed, pursuant to Regulation FD. Accordingly, this information will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference herein.

Item 9.01.          Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of October 18, 2018, by and among Valero Energy Corporation, Forest Merger Sub, LLC, Valero Energy Partners LP and Valero Energy Partners GP LLC (incorporated by reference to Exhibit 2.1 to Valero Energy Partners LP’s Current Report on Form 8-K dated and filed October 18, 2018 (SEC File No. 1-36232)).

4.1
Indenture, dated as of November 30, 2016, between Valero Energy Partners LP, as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Valero Energy Partners LP’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-208052) filed November 30, 2016).

4.2	First Supplemental Indenture, dated as of January 10, 2019, among Valero Energy Partners LP, as issuer, Valero Energy Corporation, as parent guarantor, and U.S. Bank National Association, as trustee.

99.1	Press release, dated January 10, 2019.

*
Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Valero Energy Partners LP agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

By:	Valero Energy Partners GP LLC, its general partner

Date:	January 10, 2019	By:	/s/ Donna M. Titzman
Donna M. Titzman
Executive Vice President and Chief Financial Officer